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   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 8, 2008

                                                 REGISTRATION STATEMENT NO. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

================================================================================

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
              ---------------------------------------------------

                         UNIVERSAL DETECTION TECHNOLOGY
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

        CALIFORNIA                                               95-2746949
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

   9595 WILSHIRE BLVD., SUITE 700
     BEVERLY HILLS, CALIFORNIA                                       90212
----------------------------------------                      ------------------
(Address of principal executive offices)                           (Zip Code)

                         2008 - EQUITY INCENTIVE PLAN IV
    ------------------------------------------------------------------------
                            (Full title of the plan)

                     Jacques Tizabi, Chief Executive Officer
                         9595 Wilshire Blvd., Suite 700
                         Beverly Hills, California 90212
                                 (310) 248-3655

                                   copies to:

                               Jennifer Post, Esq.
                             Richardson & Patel LLP
                       10900 Wilshire Boulevard, Suite 500
                          Los Angeles, California 90024
                                 (310) 208-1182
    ------------------------------------------------------------------------
              (Name and address and telephone of agent for service)

                                                       CALCULATION OF REGISTRATION FEE
---------------------- -------------------- -------------------- -------------------- -----------------------
                                             PROPOSED MAXIMUM     PROPOSED MAXIMUM
 TITLE OF SECURITIES      AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING         AMOUNT OF
  TO BE REGISTERED         REGISTERED            SHARE (1)            PRICE(1)           REGISTRATION FEE
---------------------- -------------------- -------------------- -------------------- -----------------------
    Common Stock            3,800,000             $0.023               $87,400                  $3.43
---------------------- -------------------- -------------------- -------------------- -----------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), the price per share and aggregate offering price are based upon the average closing bid and ask prices of the Common Stock of the Registrant as listed on the OTC Bulletin Board on September 3, 2008.

(2) Pursuant to Rule 416 of the Securities Act, this registration statement shall also cover any additional shares of common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization, or other similar transaction by the Registrant.






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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      Information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act is not required to be filed with the Securities and Exchange Commission (the "Commission") and is omitted from this Registration Statement in accordance with this explanatory note to Part I of Form S-8 and Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents are hereby incorporated by reference into this Registration Statement:

      (a) The Current Report on Form 8-K filed with the Commission on August 22, 2008;

      (b) The Quarterly Report for the period ended June 30, 2008, filed by the Registrant with the Securities and Exchange Commission (the "Commission") on Form 10-Q on August 14, 2008;

      (c) The Current Report on Form 8-K filed with the Commission on August 11, 2008;

      (d) The Second Amended Quarterly Report for the period ended March 31, 2008, filed by the Registrant with the Securities and Exchange Commission (the "Commission") on Form 10-Q/A on July 29, 2008;

      (e) The Amended Annual Report for the period ended December 31, 2007, filed by the Registrant with the Securities and Exchange Commission (the "Commission") on Form 10-KSB/A on July 29, 2008;

      (f) The Current Report on Form 8-K filed with the Commission on July 25, 2008;

      (g) The Current Report on Form 8-K filed with the Commission on July 22, 2008;

      (h) The Amended Quarterly Report for the period ended March 31, 2008, filed by the Registrant with the Securities and Exchange Commission (the "Commission") on Form 10-Q/A on May 20, 2008;






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      (i) The Quarterly Report for the period ended March 31, 2008, filed by the
Registrant with the Securities and Exchange Commission (the "Commission") on
Form 10-Q on May 19, 2008;

      (j) The Current Report on Form 8-K filed with the Commission on May 14, 2008;

      (k) The Annual Report for the period ended December 31, 2007, filed by the Registrant with the Securities and Exchange Commission (the "Commission") on Form 10-KSB on April 14, 2008;

      (l) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form S-1, filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") originally on January 17, 1989, including all amendments filed for the purpose of updating such common stock description; and

      (m) In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

      Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

      Not applicable. The class of securities to be offered is registered under
Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      Richardson & Patel LLP, has given an opinion on the validity of the securities being registered hereunder. Both Richardson & Patel LLP and its principals have accepted our common stock in exchange for services rendered to us in the past and, although they are under no obligation to do so, they may continue to accept our common stock for services rendered to us. As of the date of this prospectus the principals of Richardson & Patel, LLP do not own any shares of common stock.






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      AJ. Robbins, PC has consulted and assisted in the preparation of this
Registration Statement. Both AJ. Robbins, PC and its principles have accepted our common stock in exchange for services rendered to us in the past, and although they are under no obligation to do so, they may continue to accept our common stock for services rendered to us.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 317 of the California General Corporation Law permits the indemnification of a corporation's agent (which includes officers and directors) if such agent is a party (or is threatened to be made a party) to any action or proceeding by reason of the fact that the person is or was an agent of the corporation or because he is a party (or is threatened to be made a party) to any action or proceeding brought by or on behalf of a corporation. If the agent is successful on the merits in defense of any action or proceeding, the corporation must indemnify the agent against expenses actually and reasonably incurred by the agent in such defense. The Registrant's Articles of Incorporation, as amended, provide that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under California law. The Registrant's Bylaws permit the Registrant to indemnify its officers and directors, to the maximum extent permitted by the California General Corporation Law, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any person is or was an officer or director of the Registrant. In this regard, the Registrant has the power to advance to any officer or director expenses incurred in defending any such proceeding to the maximum extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for the Registrant's directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8. EXHIBITS

        4.1      2008 - Equity Incentive Plan IV
        5.1      Opinion and Consent from Richardson & Patel LLP
        23.1     Consent of Kabani & Company, Inc.
        23.2     Consent of AJ. Robbins, PC
        23.3     Consent of Richardson & Patel LLP (included in Exhibit 5.1)






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ITEM 9. UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution;

      (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

      (3) To remove from registration any of the securities that remain unsold at the end of the offering by means of a post-effective amendment; and

      (4) For determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, to be a seller to the purchaser and to be considered to offer or sell such securities to such purchaser: a) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 (ss.230.424); b) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; c) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on its behalf; and d) any other communication that is an offer in the offering made by the Registrant to the purchaser.

      (5) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.







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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on September 4, 2008.

                                            UNIVERSAL DETECTION TECHNOLOGY


                                            By: /s/ Jacques Tizabi
                                                --------------------------------
                                                Jacques Tizabi,
                                                Chief Executive Officer


      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                                            By: /s/ Jacques Tizabi
                                                --------------------------------
                                                Jacques Tizabi,
                                                Chief Executive Officer, Acting
                                                Chief Financial Officer, and
                                                Director (Principal Executive
                                                Officer and Acting Principal
                                                Accounting and Financial
                                                Officer) September 4, 2008


                                            By: /s/ Matin Emouna
                                                --------------------------------
                                                Matin Emouna,
                                                Director
                                                September 4, 2008


                                           By: /s/ Dr. Leonard Makowka
                                               ---------------------------------
                                               Dr. Leonard Makowka,
                                               Director
                                               September 4, 2008